                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)  October 17, 2000



ALTEON INC.
(Exact Name of Registrant as Specified in Charter)


Delaware                   0-19529            13-3304550
(State or Other Juris-     (Commission        (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000


_________________________________________________________________
          (Former Name or Former Address, If Changed Since Last Report)

 Item 5. Other Events

         On October 17, 2000 Alteon Inc. issued the following press release:


ALTEON GRANTED PATENT ON NEW CLASS OF A.G.E. CROSSLINK BREAKERS; COMPOUNDS HAVE POTENTIAL TO REVERSE AGE-RELATED DISEASES

     RAMSEY, N.J., Oct. 17 /PRNewswire/ -- Alteon Inc. (Amex: ALT) announced today that it has received a patent covering a new class of A.G.E. crosslink breaker compounds. A.G.E. crosslink breakers offer the possibility of the first therapeutic approach to reverse cardiovascular disease and other age-related disorders by cleaving Advanced Glycosylation End-product, or A.G.E., crosslinks between proteins, thereby restoring flexibility and elasticity to stiffened tissues. Alteon now has a library of over 375 A.G.E. crosslink breaker compounds in several classes. U.S. Patent #6,121,300, "Reversing Advanced Glycosylation Cross-links Using Heterocyclic Substituted Thiazolium Salts," brings Alteon's total number of U.S. patents to 104, the majority covering A.G.E. technology. Alteon is evaluating the new class of compounds for possible clinical use.

     "This patent clearly adds to our leadership position in the A.G.E. field," said Kenneth I. Moch, President and Chief Executive Officer. "We have been aggressively patenting and developing this technology with the belief that it will play an important role in the future treatment of many diseases, and are pleased to have coverage on an entirely new class of compounds." Alteon's lead A.G.E. crosslink breaker, ALT-711, is in Phase IIa clinical trials in patients with measurable cardiovascular stiffening, with results anticipated near year-end.

     Other patents recently issued include U.S. patent #6,114,323, "Methods for Inhibiting the Advanced Glycosylation of Proteins," and U.S. patent #6,110,968, "Methods for Treatment Predicated on the Presence of Advanced Glycosylation End-products in Tobacco and its Combustion Byproducts."

     Alteon's Technology Platform - The A.G.E. Pathway

     The Pathological Role of A.G.E. Crosslinks in Aging and Diabetes

     Decreased elasticity of the cardiovascular system and the stiffening of tissues and organs is one of the hallmarks of the normal aging process. The resulting loss of flexibility and function ultimately leads to diseases or disorders involving tissues that depend on elastic properties, including vascular disorders, cardiomyopathies, ophthalmologic diseases and skin aging.

     A key mechanism involved in this aging process is the reaction of a simple sugar, glucose, with natural proteins such as collagen and elastin. This non-enzymatic chemical reaction results in the formation throughout the body of "molecular glue-like" complexes called Advanced Glycosylation End-products (A.G.E.s). While the formation of A.G.E.s in the human body usually takes place at a slow, progressive rate that results in disease later in life, A.G.E. formation can be significantly accelerated by conditions such as diabetes where glucose levels are increased. This same chemical process of A.G.E. formation occurs during cooking, where it is called the Maillard or "browning" reaction. As with humans, this cooking process results in the toughening and discoloration of food, and can be accelerated by increased temperature and sugar levels.

     The A.G.E. pathway may provide the scientific explanation for how and why many of the complications of the aging process occur with higher frequency and earlier in life in diabetic patients. Once A.G.E.s form on proteins, they eventually crosslink to other proteins, forming pathological complexes that have been shown in preclinical models to be responsible for many age-related and diabetic disorders. In tissues and organs that depend on elastic properties to function, normal physiologic functions are compromised by A.G.E. formation and crosslinking.

     Because A.G.E.s have been implicated in a broad range of pathologies, therapeutic intervention may provide relief for many medical conditions where A.G.E. crosslinking has contributed to a loss of normal function, elasticity and/or flexibility.

     ALT-711:

     A Drug for Reversing Cardiovascular Disease and Other Diseases of Aging and Diabetes

     How ALT-711 Works

     Recent discoveries at Alteon have indicated that many of the diseases that are caused by A.G.E.s, and which were previously believed to be permanent and irreversible pathologies, may in the future be treatable.

     Alteon's lead A.G.E. Crosslink Breaker, ALT-711, is the first in a new class of novel pharmaceuticals that have been shown to "break" A.G.E. crosslinks, thereby restoring more normal function to organs and tissues that have lost flexibility. Through a unique mechanism of action, ALT-711 restores normal elastic function to stiffened arteries and heart tissue in diabetic and aging animal models. In rodents, canines and in primates, medical researchers have documented important improvements to the cardiovascular system using ALT-711; in effect, ALT-711 has demonstrated the ability to restore the cardiovascular system to a more youthful state.

     In cardiovascular disease, restoring normal arterial wall function is an important therapeutic goal in preventing the subsequent development of serious cardiomyopathies. By breaking the pathological A.G.E. crosslinks, thereby restoring normal arterial function, ALT-711 may treat cardiovascular disease itself, not just the symptoms. ALT-711 is currently undergoing Phase II human clinical testing for cardiovascular disease, and is being evaluated in several other conditions where the loss of tissue flexibility and function leads to pathology.

     About Alteon

     Alteon is a leader in the discovery and development of pharmaceuticals for the treatment of cardiovascular and renal diseases and other disorders of diabetes and aging, based on slowing or reversing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-Products (A.G.E.s).

     A.G.E.s ultimately form crosslinks with adjacent proteins, leading to a loss of flexibility and function in body tissues, organs and cells. This A.G.E. pathway represents one of several pathological processes believed to be responsible for aging, including regulation of telomere length, DNA turnover, and build-up of senescent products, among others. A.G.E.s have been shown to be causative factors in many of the complications of diabetes and age-related diseases, including cardiovascular disease, kidney disease, nerve damage and retinopathy. Alteon's unique approach is to inhibit or break A.G.E.s and their chemical crosslinks.

     Alteon's lead A.G.E. crosslink breaker, ALT-711, is in Phase IIa clinical testing to evaluate its effect on cardiovascular compliance, with results from this trial anticipated near year-end. Additional indications being evaluated include non-obstructive uropathy, peritoneal dialysis and scleroderma. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, Pimagedine, based on the results of a Phase II/III trial in Type 1 diabetic patients with progressive kidney disease. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Alteon Inc.


                                                By:  /s/ Kenneth I. Moch
                                                   ---------------------
                                                Kenneth I. Moch
                                                Chief Executive Officer


Dated:  October 30, 2000